UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 27, 2014

KAT GOLD HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

NEVADA	000-53450	38-3759675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1149 Topsail Rd., Mount Pearl, Newfoundland, A1N 5G2, Canada

(Address of principal executive offices, including zip code)

(709) 368-9223

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K responds to the following items of Form 8-K:

Item 1.02	Share Exchange Agreement
Item 3.02	Unregistered Sale of Equity Securities
Item 5.01	Change in Control of Registrant
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01	Financial Statements and Exhibits

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “Company,” “Registrant,” “Kat Gold,”  “we,”  “us,” and “our” refer to Kat Gold Holdings Corp.

Section 1- Registrant’s Business and Operations

Item 1.02   Termination of a Material Definitive Agreement.

On February 27, 2014 we executed a Share Exchange Agreement (the “Agreement”) with Global Gold Incorporated (“Global Gold”), Mathew Sullivan and Thomas Brookes.  Mr. Sullivan and Mr. Brookes were the principal shareholders of Global Gold before Kat Gold acquired all of the issued and outstanding shares of common stock of Global Gold.  Mr. Sullivan and Mr. Brookes were also directors of Kat Gold and tendered their resignation as directors of Kat Gold concurrent with the execution of the Agreement.

The Agreement provides in part that 118,263,158 shares of our common stock previously issued to Mr. Sullivan and Mr. Brookes be returned to the Company and cancelled.  In consideration for the delivery of the 118,263,158 shares of Kat Gold common stock, Kat Gold will deliver to Mr. Brookes and Mr. Sullivan all of the issued and outstanding shares of Global Gold owned by Kat Gold. A total of 42,736,842 shares of Kat Gold common stock previously issued to the minority shareholders of Global Gold shall remain issued and outstanding.

A copy of the Agreement is attached hereto as Exhibit 10.1. You are urged to review the Agreement in its entirety.

Section 3-Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities.

On February 28, 2014, the Company’s Board of Directors issued 120,000,000 shares of our common stock to Kenneth Stead, our chief executive officer and 60,000,000 shares of our common stock to Timothy Stead, our chief financial officer.  Timothy Stead is the brother of Kenneth Stead.  The 120 million shares of common stock issued to Kenneth Stead were in consideration for the cancellation of $153,000 of accrued salary.  The 60 million shares of common stock issued to Timothy Stead were in consideration for the cancellation of $76,500 in accrued salary. The amount of the accrued salary forgiven by both Kenneth Stead and Timothy Stead was based on a 25% discount to the closing price of the Company’s common stock on February 27, 2014.

Section 5-Corporate Governance and Management

Item 5.01  Changes in Control of Registrant

With the cancellation of 118,263,158 shares of our common stock as more fully set forth in Item 1.02 and the issuance of a total of 180,000,000 shares of our common stock to Kenneth Stead and Timothy Stead there will be 524,881,342 shares of our common stock issued and outstanding of which Kenneth Stead will own 166,159,603 shares of our common stock and Timothy Stead will own Mr. Stead will own 102,303,016 shares of our common stock. As a result, Kenneth Stead and Timothy Stead will own approximately 50.1% of the Company’s issued and outstanding shares of common stock.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2014 Mathew Sullivan and Thomas Brookes resigned as officers and directors of our Company. The resignations were tendered in connection with the execution of the Share Exchange Agreement.  There was no disagreement with Mr. Sullivan or Mr. Brookes regarding the operations of the Company or financial disclosure matters.

A copy of this Form 8-k has been forwarded to both Mr. Sullivan and Mr. Brookes.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit

10.1	Share Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kat Gold Holdings Corp. .

Date: February 28, 2014	By: /s/ Ken Stead
Ken Stead
Chief Executive Officer

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